                                                                      Exhibit 21

Subsidiaries of the Registrant
------------------------------

The following is a list of the Registrant's subsidiaries (all of which are 100% owned):

                                State or Other Jurisdiction
                                     of Incorporation
                                ---------------------------

MATEC EFO Corp.                      Massachusetts
Matec International, Inc.            Massachusetts
MEKontrol, Inc.                      Massachusetts
MTCI, Inc.                           Delaware
Old MAS, Inc.                        Delaware
Valpey-Fisher Corporation            Massachusetts